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                                 EXHIBIT (A)(4)

               ARTICLES SUPPLEMENTARY FOR MANAGED GROWTH PORTFOLIO


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                     PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY


         The Board of Directors of Principal Preservation Portfolios, Inc., a corporation organized and existing under the laws of the State of Maryland, by Resolution adopted on October __, 1998 by a majority of the Directors of said corporation, has established and designated 50,000,000 shares of its previously authorized but unissued common stock, 1/10 of 1(cent) ($.001) par value per share, as an additional series to be known as the Principal Preservation Managed Growth Portfolio. Shares of such series shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and other conditions of redemption as set forth in Section 7.2 of Principal Preservation Portfolios, Inc.'s Articles of Incorporation. With the addition of this series, the presently designated series of shares of Principal Preservation Portfolios, Inc.'s common stock consist of the following:

SERIES                                                        NO. OF SHARES
------                                                        -------------

Tax-Exempt Portfolio                                             50 million

Government Portfolio                                             50 million

Dividend Achievers Portfolio
     Class A Common Stock                                        25 million
     Class B Common Stock                                        25 million

S&P 100 Plus Portfolio
     Class A Common Stock                                        25 million
     Class B Common Stock                                        25 million

Wisconsin Tax-Exempt Portfolio                                   50 million

Select Value Portfolio
     Class A Common Stock                                        25 million
     Class B Common Stock                                        25 million

Cash Reserve Portfolio
     Class X Common Stock                                       200 million
     Class Y Common Stock                                       200 million

PSE Tech 100 Index Portfolio
     Class A Common Stock                                        25 million
     Class B Common Stock                                        25 million

Managed Growth Portfolio
     Class A Common Stock                                        25 million
     Class B Common Stock                                        25 million



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         This action does not alter the number of authorized shares of Principal
Preservation, which consists of one billion shares, par value $0.001 per share. The Board of Directors has taken this action pursuant to the powers conferred upon it under Section 7.1 of Principal Preservation Portfolios, Inc.'s Articles of Incorporation and Section 2.208 of the Maryland General Corporation Law.

                                         PRINCIPAL PRESERVATION PORTFOLIOS, INC.


                                         By:
                                            ------------------------------------
                                            Robert J. Tuszynski, President

                                         Attest:


                                         By:
                                            ------------------------------------
                                            S. Charles O'Meara, Secretary


STATE OF WISCONSIN                    )
                                      ) SS
COUNTY OF WASHINGTON                  )


         On this ___ day of __________, 199__, before me a Notary Public for the State and County set forth above, personally came Robert J. Tuszynski, as President of Principal Preservation Portfolios, Inc., and S. Charles O'Meara, as Secretary of Principal Preservation Portfolios, Inc., and in their said capacities each acknowledged the foregoing Articles Supplementary to be the act and deed of said corporation and further acknowledged that, to the best of their knowledge, the matters and facts set forth are true in all material respects under the penalties of perjury.

         IN WITNESS WHEREOF, I have signed below in my own hand and attached my official seal on the day and year set forth above.


[Notary Seal]                                 ----------------------------------
                                              Notary Public
                                              My Commission expires:
                                                                    ------------



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